SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
       OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Filed by the Registrant                      [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as
       permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to section 240.14a-12


                     TEMTEX INDUSTRIES, INC.
        (Name of Registrant as Specified In Its Charter)

       ---------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-
          6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
      ____________________________________________________

  (2)    Aggregate number of securities to which transaction
          applies:
      ____________________________________________________

  (3)    Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11:*
      ____________________________________________________

  (4)  Proposed maximum aggregate value of transaction:
      ____________________________________________________

  (5)  Total fee paid:
      ____________________________________________________

* Set forth amount on which the filing is calculated and state how it was determined.

[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)  Amount Previously Paid:
     ______________________________________________________

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                        (4)  Date Filed:
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

                     TEMTEX INDUSTRIES, INC.
                       1190 West Oleander
                    Perris, California 92571




                        December 30, 2002



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Temtex Industries, Inc. (the "Company"), which is to be held at the Riverside Marriott, Embassy Room at 3400 Market Street, Riverside, California 92501, on Thursday, February 13, 2003, commencing at 10:00 a.m. Pacific Standard Time. The Company urges you to be present in person or to be represented by proxy at the Annual Meeting.

     The Notice of Annual Meeting and the Proxy Statement fully describe the purposes for the Annual Meeting, which include the following: (i) to elect six (6) directors to serve until the 2004 Annual Meeting, and until his or her successor is duly elected and qualified; (ii) to approve an amendment to the Temtex 1999 Omnibus Securities Plan to increase the shares of common stock reserved and authorized for issuance under the plan from 175,000 shares to 700,000 shares; and (iii) to transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

     The Company's Board of Directors (the "Board") believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interest of the Company and its stockholders, and the Board unanimously recommends a vote "FOR" each of those matters. Accordingly, the Company urges you to review the accompanying material carefully and to return the enclosed proxy promptly.

     The Board has fixed Monday, December 16, 2002, as the record date for the determination of the stockholders who will be entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least ten (10) days prior to the Annual Meeting at the Company's offices, 1190 West Oleander Avenue, Perris, California 92571, and it also will be available for inspection at the Annual Meeting.

     Officers of the Company will be present to help host the Annual Meeting and to respond to any questions from stockholders. Regardless of whether you expect to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy without delay. You may vote in person even if you have previously returned a proxy.

                                   Sincerely,




                                   Richard N. Anderson
                                   President  and Chief Executive
                                   Officer

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                 TO BE HELD ON FEBRUARY 13, 2003

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Temtex Industries, Inc.
(the "Company"), a Delaware corporation, will be held at the Riverside Marriott, Embassy Room at 3400 Market Street,
Riverside, California 92501, on Thursday, February 13, 2003, commencing at 10:00 a.m. Pacific Standard Time.

     The Annual Meeting will be convened for the following purposes:

     1.   to elect six (6) directors to serve until the 2004
          Annual Meeting and until his or her successor is duly elected and qualified;

     2.   to approve an amendment to the Temtex 1999 Omnibus
          Securities Plan to increase the shares of common stock reserved and authorized for issuance under the plan from 175,000 shares to 700,000 shares; and

     3. to transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. A copy of the Company's 2002 Annual Report to Stockholders, which includes audited financial statements, is also enclosed with this notice.

     Only stockholders of record on Monday, December 16, 2002, are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least ten (10) days prior to the Annual Meeting at the Company's offices, at 1190 West Oleander Avenue, Perris, California 92571, and it will also be available for inspection at the Annual Meeting.

     Each vote is important. To ensure that it is cast, the enclosed proxy should be marked, signed, dated and returned as promptly as possible in the postage-prepaid envelope that has been enclosed for that purpose. A stockholder may vote in person even if he or she has previously returned a proxy.



                                   By Order of the Board of Directors,




                                   John F. Gurrola
                                   Secretary  and Chief Financial
                                   Officer




Perris, California
December 30, 2002

                     TEMTEX INDUSTRIES, INC.
                       1190 West Oleander
                    Perris, California 92571

                         PROXY STATEMENT

     A proxy in the accompanying form is being solicited on behalf of the Board of Directors (the "Board") of Temtex Industries, Inc. (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held at the Riverside Marriott, Embassy Room at 3400 Market Street, Riverside, California 92501 at 10:00 a.m. Pacific Standard Time on February 13, 2003, and at any adjournment(s) thereof. The Company will bear the cost of such solicitation. In addition to solicitations by mail, officers and regular employees of the Company may, to a limited extent and without additional remuneration, solicit proxies personally or by telephone or facsimile. Proxies, together with copies of this Proxy Statement, are first being mailed to stockholders of the Company on or about December 30, 2002.

     Execution and return of the enclosed proxy will not in any way affect a stockholder's right to attend the meeting and to vote in person, and any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. Mere attendance at the meeting will not of itself revoke the proxy. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by those named in the proxy (i) "FOR" the election of directors those nominees named in the Proxy Statement; (ii) "FOR" the adoption of an amendment to the Temtex 1999 Omnibus Securities Plan (the "Temtex 1999 Omnibus Plan") to increase the shares of common stock reserved and authorized for issuance under the plan from 175,000 shares to 700,000 shares; and (iii) in accordance with their best judgment on all other matters that may properly come before the meeting.


            QUORUM, ABSTENTIONS AND BROKER NON-VOTES

     Only stockholders of record at the close of business on December 16, 2002 will be entitled to notice of and to vote at the Annual Meeting. On December 16, 2002, the Company had issued and outstanding 3,444,641 shares of $0.20 par value Common Stock (the "Common Stock"), which is the only class of its capital stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders. There are no cumulative voting rights. The presence at the Annual Meeting, either in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares of Common Stock so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select an inspector for elections of the Annual Meeting, determined by the Company as appropriate. Such inspector will determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

     Under Delaware law, abstentions and broker "non-votes," which are proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be counted for determining whether a quorum is present, but will not be counted as votes cast.

                          VOTE REQUIRED

     The nominees receiving the greatest number of votes cast by those entitled to vote will be elected as directors. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the votes cast, represented in person or by proxy at the Annual Meeting, is required to elect directors for the Company. For all other matters, an affirmative vote of the majority of the shares present in person or by proxy is necessary for approval of such matter.

                SECURITY OWNERSHIP OF DIRECTORS,

              MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each person who is known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock;
(ii) each director of the Company; (iii) the Named Executive Officers of the Company (as defined below); and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each listed stockholder is in care of the Company at 1190 West Oleander Avenue, Perris California 92571. All of the shares indicated in the table below are of Common Stock:

                                     Amount and Nature
                                       of Beneficial     Percent
     Name or Identity or Group         Ownership (1)     of Class
---------------------------------   -------------------  --------

James E. Upfield                       1,629,190 (2)       44.1%
E.R. Buford                               79,062 (3)        2.3%
Scott K. Upfield                          31,500 (4)        1.0%
Richard W. Griner                          4,500 (5)         *
R.L. DeLozier                             10,000 (6)         *
William Y. Tauscher                    1,604,440 (7)       43.4%
Richard Anderson                       1,604,440 (8)       43.4%
David Dalton                           1,604,440 (9)       43.4%
All directors and officers
  as a group(8 persons)                1,754,252 (10)      46.9%

Dennis Chase                             334,850            9.7%
Dimensional Fund Advisors, Inc.          186,000            5.4%

-------------------
* Denotes less than 1%.

(1) The nature of the beneficial ownership of the shares by the respective persons or group is sole voting and investment power unless otherwise indicated. The number of shares beneficially owned includes shares which each beneficial owner and the group had the right to acquire pursuant to stock options within 60 days of the Record Date of December 16, 2002. The percentage for each beneficial owner and for the group is calculated based on the sum of the 3,444,641 shares of Common Stock issued and outstanding on December 16, 2002 and any shares shown for such beneficial owner or group as subject to stock options and currently exercisable, as if any such stock options had been exercised.

(2)  Includes 24,750 shares of Common Stock over which Mr. James
     E. Upfield has shared voting and investment power owned by HUTCO, a partnership of which Mr. James E. Upfield is a general partner. Also includes warrants to purchase 250,000 shares of Common Stock held by Messrs. Tauscher, Dalton, Anderson, and the Leonard Kee Living Trust, issued to them as holders of the Subordinated Convertible Notes issued on July 19, 2002 (the "Noteholders"), for which Mr. Upfield has shared voting power pursuant to a Voting Agreement dated July 19, 2002, by and among the Company, Mr. Upfield, and the Noteholders (the "Voting Agreement").

(3) Includes 20,000 shares of Common Stock issuable upon exercise of options granted under the 1990 Plan and 10,000 shares of Common Stock issuable upon exercise of options granted under the 1999 Omnibus Plan. Includes 5,000 shares of Common Stock over which Mr. Buford has shared voting and investment power owned by Virginia H. Buford, Mr. Buford's spouse.

(4) Includes 4,000 shares of Common Stock issuable upon exercise of options granted under the 1999 Omnibus Plan.

(5) Includes 4,000 shares of Common Stock issuable upon exercise of options granted under the 1999 Omnibus Plan.

(6) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the 1999 Omnibus Plan.

(7) Includes warrants to purchase 143,325 shares of Common Stock at an exercise price of $0.60 per share. Also includes 1,354,440 shares of Common Stock held by Mr. Upfield and warrants to purchase 106,675 shares of Common Stock held by the other Noteholders over which Mr. Tauscher has shared voting power pursuant to the Voting Agreement.

(8) Includes warrants to purchase 6,675 shares of Common Stock at an exercise price of $0.60 per share. Also includes 1,354,440 shares of Common Stock held by Mr. Upfield and warrants to purchase 243,325 shares of Common Stock held by the other Noteholders over which Mr. Anderson has shared voting power pursuant to the Voting Agreement.

(9) Includes warrants to purchase 50,000 shares of Common Stock at an exercise price of $0.60 per share. Also includes 1,354,440 shares of Common Stock held by Mr. Upfield and warrants to purchase 200,000 shares of Common Stock held by the other Noteholders over which Mr. Dalton has shared voting power pursuant to the Voting Agreement.

(10) Total of Common Stock held by officers and directors as a group, includes 20,000 shares and 28,000 shares of Common Stock issuable upon exercise of options granted under the 1990 Plan and the 1999 Omnibus Plan, respectively, and warrants to purchase a total of 250,000 shares of Common Stock.

(11) The address for Mr. Chase is Box 248, North Lake, Wisconsin
     53064.

(12) The address for Dimensional Fund Advisors, Inc. is 1299
     Ocean Avenue, 11th Floor, Santa Monica, California 90401.

                           PROPOSAL 1

                      ELECTION OF DIRECTORS

     Six (6) directors will be elected at the Annual Meeting of Stockholders by the holders of the Common Stock. Each director is elected for a term of one year to serve until the next Annual Meeting of Stockholders and until his successor is elected and has qualified. The accompanying proxy (unless otherwise directed) will be voted for the election of directors of the Company of the six (6) persons named below. If any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee and for the other nominees named below. The management of the Company has no reason to believe that any nominee will be unable to serve.

     The names of the directors and nominees for the office of director and information about them, as furnished by the directors and nominees themselves, are set forth below:

                             Year
                           Became a
        Name          Age  Director        Principal Occupation
--------------------  ---  --------   -------------------------------

Richard N. Anderson    46    2002    Chief Executive Officer, Temtex
                                     Industries, Inc.
David Dalton           46    2002    Financial Consultant
Richard W. Griner      65    1995    President of Hart Group, HC
                                     Industries, Inc., HC Industries
                                     NV, Inc. and Rmax.
William Y. Tauscher    52    2002    Chairman of the Board of Temtex
                                     Industries, Inc. and President
                                     and Chief Executive Officer of
                                     L. Kee & Co, Inc.
James E. Upfield       82    1969    Director of Temtex Industries,
                                     Inc. and Magnum Hunter
                                     Resources, Inc.
Scott K. Upfield       43    1992    President and Treasurer,
                                     Insurance Technologies
                                     Corporation

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

     RICHARD N. ANDERSON. Mr. Anderson became our Chief Executive Officer in July of 2002. Prior to joining the Company, he served as the chief operating officer of KnowledgePlanet, a privately held software development company from 2000 to 2002. Beginning in 1983 he was employed by Vanstar Corporation (formerly ComputerLand Corporation), where he rose to the position of senior vice president of sales and field operations until March of 1999, when Vanstar was purchased by Inacom Corporation. Mr. Anderson remained at Inacom until June 2000. Prior to Vanstar, Mr. Anderson was a founder and the chief operating officer of New England Computer Corporation, a privately held personal computer products and services company that was eventually sold to ComputerLand Corporation in 1991.

     DAVID DALTON. Mr. Dalton is a certified public accountant in the State of California and has been in private practice since
September 1992. He specializes in mergers and acquisitions and multinational tax consulting services.

     RICHARD W. GRINER. Mr. Griner served as director, President and Chief Operating Officer of the Hart Group, a privately owned company which supplies insulation for more than the past five years. He has also served as director and President of HC Industries, Inc. and of HC Industries NV. Inc., subsidiaries of Rmax, as well as a director and President of Rmax. Mr. Griner was a former director of Axon, Inc., a plumbing and heating service company, and a director of Polyisocyanurate Manufacturers Association.

     WILLIAM Y. TAUSCHER. Mr. Tauscher currently serves as President of L. Kee & Co, Inc., a distributor of linens and bedding, and since July 19, 2002 as Chairman of the Board of Directors of the Company. For more than five years prior to becoming our Chairman of the Board, Mr. Tauscher has served as chairman and chief executive officer of Vanstar Corporation (formerly ComputerLand Corporation) and as the managing member of The Tauscher Group, which invests in and assists in the management of several diverse enterprises, including the home products, transportation, security and real estate industries. Prior to Vanstar, Mr. Tauscher was the chairman and chief executive officer of FoxMeyer Corporation, a wholesale pharmaceutical and beauty-aid distributor, which was sold to
National Intergroup in 1986.   Mr. Tauscher also serves as the
director of Inacom Corporation, a publicly traded company which is currently in Chapter 11 bankruptcy reorganization.

     JAMES E. UPFIELD. Until his resignation from these positions on July 19, 2002, Mr. James Upfield served for more than the past five years as our Chairman of the Board, as well as the Chairman of the Board of Temco Fireplace Products, Inc., a wholly owned subsidiary. Mr. Upfield continues to serve as on of our directors as well as a director of Magnum Hunter Resources, Inc., a publicly traded company which is engaged in the sale of oil, gas and oilfield services.

     SCOTT K. UPFIELD. Mr. Scott Upfield serves as the President, Treasurer and a director of Insurance Technologies Corporation, a company principally engaged in developing and marketing software to the insurance industry for more than the past five years.

     Each of the above named nominees is a member of the present Board. James E. Upfield, Scott K. Upfield and Richard Griner were elected as directors at the Annual Meeting of Stockholders held March 7, 2002. On July 19, 2002, the Board of Directors increased the size of the Board by one member to a total of six; accepted the resignation of Mr. E.R. Buford and Mr. Larry J. Parsons; and appointed William Y. Tauscher, Richard N. Anderson and David Dalton to fill the three vacant seats on the Board. There are no family relationships among any of the directors or among any of the directors and any officers of the Company, except Messrs. James E. Upfield and Scott K. Upfield who are father and son.

     E.R. BUFORD. For more than the past five years, Mr. Buford served as our President and Chief Executive Officer, as well as serving as the President and a director of Temco Fireplace Products, Inc., a wholly owned subsidiary. Mr. Buford resigned his position as President and Chief Executive Officer of the Company on July 19, 2002 and continued as an employee until October 18, 2002.

     R. L. DELOZIER. Mr. Delozier has served as acting Chief Financial Officer, Secretary, and Treasurer, since April 30, 2000. For more than the past five years, R. L. DeLozier was Manager of Corporate Accounting. Mr. DeLozier resigned from his position with the Company on September 30, 20002.


            EXECUTIVE COMPENSATION AND OTHER MATTERS

                   Summary Compensation Table

     The following table sets forth information regarding the compensation awarded to those persons (i) who served or acted as the Company's chief executive officer; (ii) up to four individuals who were the Company's other most highly compensated executive officers for whom annual salary and bonus for fiscal year 2002 exceeded $100,000; and (iii) two persons who would have been one of the most highly compensated executive officers had they been employed by the Company as of August 31, 2002 (the "Named Executive Officers").

                                           ANNUAL
                                        COMPENSATION
                                 --------------------------
             NAME                  YEAR        SALARY ($)
------------------------------- ----------    -------------

Richard N. Anderson                2002           26,500
 President and Executive           2001             --
 Officer                           2000             --

William Y. Tauscher                2002           13,200
 Chairman of the Board             2001             --
                                   2000             --

E.R. Buford                        2002          168,700 (2)
 Former President and Chief        2001          168,700
 Executive Officer                 2000          201,500

R.L. Delozier                      2002          107,500 (3)
 Former Secretary and Treasurer    2001          107,500
                                   2000          107,500

(1) Other annual compensation did not exceed the lesser of either $50,000 or 10% of total salary as disclosed in the Summary Compensation Table.
(2) Mr. Buford resigned as the Company's President and Chief Executive Officer effective July 19, 2002. He remained an employee of the Company until October 18, 2002.
(3) Mr. Delozier resigned his position as the Company's Secretary, Treasurer and acting Chief Financial Officer effective September 30, 2002.

1990 Stock Plan for Key Employees
---------------------------------

     The 1990 Stock Plan for Key Employees of Temtex Industries, Inc. (the "1990 Plan") expired, as provided in the 1990 Plan, on December 31, 1999. At August 31, 2002 there were options to acquire 50,000 shares of Common Stock that remain outstanding under the terms of the 1990 Plan.

1999 Omnibus Plan
-----------------

     In October 1999 and March 2000, respectively, the Board and stockholders of the Company approved the adoption of the 1999 Omnibus Plan. The 1999 Omnibus Plan permits the discretionary granting of stock options, restricted and unrestricted stock grants, performance stock awards, dividend equivalent rights and stock appreciation rights to plan participants. The 1999 Omnibus Plan permits the Company to grant awards exercisable for up to 175,000 shares of Common Stock to directors (including outside directors), officers, employees and certain consultants. Awards for 111,000 shares of Common Stock have been granted under the 1999 Omnibus Plan. Of the 111,000 shares of Common Stock awarded under the 1999 Omnibus Plan, awards for 16,500 shares of Common Stock have been cancelled.

Option Grants During 2002 Fiscal Year
-------------------------------------

     The following table specifies the grants of stock options made during the last completed fiscal year to each of the Company's Named Executive Officers:



                            Option/SAR Grants in Last Fiscal Year
                      --------------------------------------------------
                                      Individual Grants
                      --------------------------------------------------
                                  Percent of                                Potential Realized Value
                     Number of       Total                                 at Assumed Annual Rates of
                     Securities  Options/SARS                               Stock Price Appreciation
                     Underlying   Granted to   Exercise or                     for Option Term (1)
                    Options/SARS Employees in  Base Price     Expiration   --------------------------
       Name           Granted     Fiscal Year    ($/Sh)          Date           5% ($)       10% ($)
-----------------   ------------ ------------  ----------   ------------   -------------  -----------

Richard Anderson    500,000 (2)      100%         $0.55     July 19, 2012     $173,000      $438,000



(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of the stock options will depend on the future performance of the Company's Common Stock, and the date on which the options are exercised.
(2)  Granted outside of the 1999 Omnibus Plan.

Option Exercise and Value
-------------------------

     No options were exercised during the fiscal year ended August 31, 2002 by any of our Named Executive Officers.

Executive Officers' Employment Agreements and Compensation Arrangements
-----------------------------------------------------------------------

     The Company does not have employment contracts with any of its executive officers, other than Messrs. Anderson and Tauscher.

     RICHARD ANDERSON. On July 19, 2002, the Company entered into an employment agreement with Mr. Anderson, pursuant to which he serves as the Company's President and Chief Executive Officer. This employment agreement will expire on July 19, 2005. Mr. Anderson receives an annual base salary of $240,000.
Mr. Anderson's employment agreement entitles him to receive an annual bonus of up to 50% of his base salary as determined in the discretion of the Board. If the Company terminates Mr. Anderson's employment without cause or if he terminates his employment for good reason, he will continue to receive equal monthly payments in an amount equal to his monthly base salary and continue to participate in all regular employee benefit plans until July 19, 2005.

     WILLIAM Y. TAUSCHER. On July 19, 2002, the Company entered into a services agreement with Mr. Tauscher, pursuant to which he provides certain services to the Company, including responsibility for the Company's strategic planning and direction as well as coordination between the Company's executive officers and the Board. This services agreement will expire on July 19, 2005. Mr. Tauscher receives annual compensation in the amount of $120,000. If the Company terminates Mr. Tauscher's service agreement without cause or if he terminates his service agreement for good reason, he will continue to receive his compensation under the terms of the services agreement until July 19, 2005.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The Compensation Committee of the Board consists of Mr. Richard W. Griner (Chairman) and Mr. Scott K. Upfield. Mr. Scott K. Upfield's father, Mr. James E. Upfield, was engaged in certain transactions with the Company described under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                        INFORMATION CONCERNING THE BOARD

     The Board maintains an Audit Committee, Stock Option Committee and a Compensation Committee. The Company has no formal nominating committee.

     The Audit Committee is presently composed exclusively of directors who are not officers or employees of the Company. Its present member is Mr. Richard W. Griner. Mr. Griner qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers. The Audit Committee oversees the Company's financial audit process and compliance with applicable laws and regulations. The Audit Committee reviews the Company's annual financial statements, including management's discussion and analysis and regulatory examination findings. The Audit Committee recommends to the Board the engagement of the Company's independent auditors, and reviews with the auditors the plan and scope of their audit for each year, the results of the audit when completed and their fees for services performed. The Audit Committee also reviews the Company's policies and procedures designed to avoid improper conflicts of interest. During the twelve months ended August 31, 2002, the Audit Committee held three meetings.

     The Stock Option Committee recommends to the Board the granting of stock options to certain officers and employees of the Company. The present members of the Stock Option Committee are Messrs. Griner (Chairman) and S. K. Upfield. The Stock Option Committee did not meet during the twelve months ended August 31, 2002.

     The Compensation Committee recommends to the Board salaries and other compensation payable to certain officers of the Company. The present members of the Compensation Committee are Messrs. Griner (Chairman) and S. K. Upfield. The Compensation Committee met once during the twelve months ended August 31, 2002.

     During the twelve months ended August 31, 2002, the full Board held seven meetings and acted by unanimous consent two times. Each incumbent director attended more than 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he was a director) and (2) the total number of meetings of all committees of the Board on which he served (during the period that he served).

Board Compensation Committee Report on Executive Compensation
-------------------------------------------------------------

     The Compensation Committee's primary function is to review the compensation awarded to the Company's Chief Executive Officer and to approve the determinations of compensation to be paid to certain other senior executives of the Company. Salaries are reviewed at regular intervals, approximately annually, depending on job classification and competitive market levels. In determining executive compensation, the Compensation Committee reviews the performance of the specific executive, the operating performance of the Company, the compensation for executives of companies, which are comparable to the Company and the performance of the Company's Common Stock. Although the Compensation Committee does not utilize any formal mathematical formulae or objective thresholds, particular emphasis is given to the operating results of the Company. The Compensation Committee believes that specific formulae restrict flexibility and are too rigid at this stage of the Company's development.

     The Compensation Committee also believes that in order for the Company to succeed, it must attract and retain qualified executives who cannot only perform satisfactorily on an individual basis but who can also retain and manage a quality staff of other executive officers and key employees. Thus, in addition to applying the criteria generally applicable to all executive officers, in determining the compensation of the Chief Executive Officer, the Compensation Committee may also be influenced to a significant extent by the overall performance of the Company's other executives and key employees.

     In addition to the Compensation Committee's subjective determination of the factors noted above, the committee has access to, and from time to time has reviewed reports of, independent financial consultants who assimilate and evaluate the compensation of executive officers employed by companies which are generally comparable to the Company. During this year's review, the Compensation Committee elected not to consider such a report. The Compensation Committee seeks to establish base salaries that generally approximate the median range for comparable companies.

     After a review of the factors discussed above, the Compensation Committee determines whether a particular executive should receive an increase in compensation, an incentive bonus under the Company's Executive Bonus Plan, a stock option or stock grant under the Company's 1999 Omnibus Plan, or any other compensation benefits. At their March 2002 meeting, the Compensation Committee recommended no changes in the salaries for the senior officers of the Company for the 2002 fiscal year.

     On July 19, 2002, we entered into an agreement to retain the services of Mr. Richard N. Anderson as our new Chief Executive Officer and Mr. William Y. Tauscher as our new Chairman of the Board (See EXECUTIVE COMPENSATION AND OTHER MATTERS -- Executive Officers' Employment Agreements and Compensation Arrangements, above). We entered into these agreements as part of a series of transactions with Mr. Tauscher and certain other investors (See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Subordinated Convertible Notes Issued July 2002, below). As part of approving these transactions, a special committee of the Board of Directors was established, consisting of Messrs. Richard W. Griner, Larry J. Parsons, and Scott K. Upfield (the "Special Committee"). Among other things, the Special Committee reviewed these agreements, including the compensation components thereof, and recommended the approval of these arrangements to the entire Board of Directors.

     The Compensation Committee has reviewed the applicability of Section 162(m) of the Code, which disallows a tax deduction for compensation to an executive officer in excess of $1.0 million per year. The Compensation Committee does not anticipate that compensation subject to this threshold will be paid to any executive officer of the Company in the foreseeable future. The committee intends to periodically review the potential consequences of Section 162(m) and may in the future structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

                                                  COMPENSATION COMMITTEE
                                            Richard W. Griner (Chairman)
                                                        Scott K. Upfield

                            COMPENSATION OF DIRECTORS

Directors' Remuneration
-----------------------

     Those directors who are salaried employees of the Company receive no additional compensation for their services as directors or as members of committees of the Board. Cash compensation currently payable to the other directors for services in that capacity consists of a retainer of $2,500 per year and a fee of $750 (in addition to travel expenses) for each day of each meeting of the Board they attended. No additional retainers are paid for serving on a committee; however, if one or more committee meetings are held on a day other than one on which a Board meeting is held, committee members are paid a fee of $750 (in addition to travel expenses) for each day of such meeting or meetings.

     Directors who are not regular salaried officers or employees who render services to the Company in a capacity or capacities other than that of a director (for example, as consultants or attorneys) may be compensated for such other services, and such compensation for other services shall not, except insofar as may be specified by the Company in particular cases, affect the cash compensation payable to such directors in their capacities as directors and members of committees of the Board.

Stock Based Compensation
------------------------

     The following table shows as of August 31, 2002 stock options granted to outside directors, the exercise price thereof and the value thereof at August 31, 2002:

                                                  Value of
                   Options Granted          Unexercised In-The-
                    and Presently    Option   Money Options at
Name of Director     Exercisable     Price  Fiscal Year-End ($)
-----------------  ----------------  ------ -------------------

Richard W. Griner       4,000        $1.82         -0-(1)
Scott K. Upfield        4,000        $1.82         -0-(1)

-------------------------

(1)  The Company's stock price at August 31, 2002 was below the option price.

                                PERFORMANCE GRAPH

The table below compares the cumulative total stockholder return on the Company's Common Stock from August 31, 1997 through August 31, 2002, with the cumulative total return on the Dow Jones Total Index and the Dow Jones Home Construction & Furnishings Index over the same period (assuming an investment of $100 in the Company's Common Stock, the Dow Jones Total Index and the Dow Jones Home Construction & Furnishings Index on August 31, 1997, and reinvestment of all dividends).


                                            1997     1998      1999     2000     2001      2002
                                          -------   -------  -------  -------   -------  -------
Temtex Industries, Inc.                   $100.00    $92.60   $66.57   $29.59    $11.24   $17.46
Dow Jones Total Market                    $100.00   $103.90  $144.61  $173.93   $129.57  $106.47
Dow Jones Home Construction & Furnishings $100.00    $94.94  $101.75   $89.23   $116.64  $121.69



                     AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board and operates under a written Charter adopted by the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held three meetings during fiscal year 2002.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended August 31, 2002 for filing with the Securities and Exchange Commission. The committee and the board have also recommended the selection of the Company's independent auditors.

                                          AUDIT COMMITTEE
                                        Richard W. Griner

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lease between Temco Fireplace Products Inc. and HUTCO.
Temco Fireplace Products, Inc. ("TFPI"), a subsidiary of the Company, leases a manufacturing plant and related real property in Manchester, Tennessee from HUTCO, a California partnership of which Mr. Upfield is a general partner. The Manchester facility, which was originally subject to a five-year lease with an option to purchase between TFPI and the former owner, was acquired by HUTCO upon the assignment to it of TFPI's option to purchase following TFPI's inability to secure financing upon acceptable terms. The lease between TFPI and HUTCO was for a twenty-five year term commencing November 15, 1989 and provided for monthly rental payments of $13,020 (subject to certain scheduled rent escalations based upon increases in the consumer price index). During the 1994 fiscal year, the Company entered into a new twenty-five year lease agreement with HUTCO. The new lease agreement provided for a 30,000 square foot expansion to the facility with monthly rental payments of $21,500 that commenced on January 1, 1996. The new lease is subject to certain scheduled rent escalations based upon increases in the consumer price index. In the opinion of management of the Company, the lease of the TFPI manufacturing facility from HUTCO was consummated on terms and conditions as favorable to the Company as terms and conditions obtainable from non-affiliated parties.

     Subordinated Convertible Notes Issued July 2002. Effective July 19, 2002, a group of four private investors led by William
Y. Tauscher, loaned us an aggregate of $750,000 pursuant to our Subordinated Convertible Notes due July 19, 2007. The Convertible Notes bear interest at the rate of 6% per annum (9% after a default) which is payable monthly commencing September 1, 2002. The outstanding principal under the Convertible Notes is due on July 19, 2007, or earlier upon an event of default. Further, to the extent we engage in certain transactions resulting in the sale of the business prior to the maturity date, the holders of the Convertible Notes maintain the right, at their election, to accelerate the payment of the debt to the effective date of such transaction. Commencing July 19, 2003, the Convertible Notes are convertible, at the option of the holders thereof, into shares of our common stock at an initial conversion price of $0.60 per share. As a result, the Convertible Notes would collectively convert into 1,250,000 shares or, approximately 26.6% of the shares outstanding, assuming only the conversion of the Convertible Notes. The Convertible Notes are convertible prior to July 19, 2003 upon an event of default at the election of the holders. Lastly, to the extent the holders of the Convertible Notes do not voluntarily elect to receive the prepayment of the notes in connection with certain sale events, the Convertible Notes will automatically convert upon the occurrence of such event at the then existing conversion price. The Convertible Notes are unsecured obligations and are fully subordinated to our indebtedness to Frost Capital Group under our revolving credit facility and to our indebtedness to James Upfield (see "Amendment of Revolving Credit Facility" below). In connection with the sale of the Convertible Notes, we issued to the purchasers of the Convertible Notes four common stock purchase warrants exercisable for an aggregate of 250,000 shares of our common stock. The warrants may be exercised for a period of five years at a per share purchase price of $0.60.

    Secured Term Notes Issued July 2002. Also on July 19, 2002, James E. Upfield loaned us $750,000 pursuant to a Secured Term Note due July 19, 2005. This Term Note bears interest at the rate of 6% per annum (9% after a default) which is payable monthly commencing September 1, 2002. The outstanding principal balance of the Term Note is due on July 19, 2005 or earlier upon an event of default. The Term Note issued to Mr. Upfield is secured by a first priority security interest in our inventory and a second priority security interest in our equipment (with the superior lien remaining pledged under our credit facility with Frost Capital Group).

     Amendment of Revolving Credit Facility. In September 2000, we entered into a three-year credit agreement with Frost Capital Group whereby we may borrow a maximum of $4,000,000 under a revolving credit facility. The amount available under the facility is subject to limitations based on specified percentages of our eligible outstanding receivables and inventory. The outstanding principal bears interest at an annual rate of 1.25% above the specified bank's prime commercial interest rate. Interest is payable monthly and is added to the outstanding loan balance. On July 19, 2002, we entered into an amendment to the revolving facility which, among other things, (1) permitted the financing transaction involving James Upfield and the William Tauscher group, (2) subordinated the bank's lien on our inventory so as to permit the pledge of that inventory to Mr. Upfield to secure our obligations under the Secured Term note, and (3) eliminated inventory as part of the borrowing base. The credit facility is secured by all of our assets and our subsidiary, Temco Fireplace Products, Inc., subject to a prior lien of Mr. Upfield with respect to inventory. The revolving credit facility does not require the maintenance of any financial ratios but does contain several covenants. As of the date of this filing, we are in compliance with all of the loan covenants, with the exception of a provision regarding timely filing of an officer's certificate. Frost Capital Group has waived any defaults related to this issue. At August 31, 2002 there was approximately $1,974,000 outstanding, leaving approximately $86,000 available under the credit facility.

     Voting Agreement. The Company, Mr. Upfield and the holders of the Convertible Notes entered into a Voting Agreement under which (A) Mr. Upfield agreed to vote all of his shares of common stock for up to three (3) board nominated by the holders, (B) the holders agreed to vote all of their shares of common stock, if any, for up to three (3) board designees nominated by Mr. Upfield, (C) the Company agreed, consistent with its fiduciary obligations to its shareholders and others, to give effect to the nominations made by each of the constituent groups. The Voting Agreement will terminate upon (1) a change of control of the business, (2) at such time as the holders of the Convertible Notes own less than $200,000 of the Convertible Notes or less 120,000 conversion shares, (3) July 19, 2007 or (4) upon agreement between the parties. Further, each side (meaning the holders of the Convertible Notes on the one hand and Mr. Upfield on the other) has the ability to terminate the Voting Agreement at any time if the Company shall fail to observe the nominations made by that side.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than ten percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                           PROPOSAL 2

              AMENDMENT OF TEMTEX 1999 OMNIBUS PLAN

     On October 28, 1999, the Board adopted, and on March 9, 2000 our stockholders approved, the 1999 Omnibus Plan of Temtex
Industries, Inc.  Under the 1999 Omnibus Plan, 175,000 shares of
Common Stock were reserved and available for issuance, subject to certain adjustment provisions as set forth in the Plan.

     On September 25, 2002, the Board approved an amendment to the 1999 Omnibus Plan to increase the maximum number of shares reserved and available for issuance from 175,000 to 700,000 (the "Proposed Amendment"). A Copy of the Proposed Amendment is attached hereto as Exhibit A.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED
AMENDMENT TO THE 1999 Omnibus Plan.

Purpose
-------

     The purpose of the 1999 Omnibus Plan is to promote the interests of the Company (including its subsidiaries) and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward the contributions of such persons to the performance of the Company and to align their interests with the interests of the Company's stockholders. In furtherance of this purpose, the 1999 Omnibus Plan authorizes the granting of the following types of stock-based awards (each, an "Award"):

          *    stock options;

          *    restricted stock awards;

          *    unrestricted stock awards;

          *    performance stock awards;

          *    dividend equivalent rights; and

          *    stock appreciation rights.

Each of these types of Awards is described below under "Awards."

     A total of 175,000 shares of Common Stock (subject to adjustment as described below) are currently reserved for issuance under the 1999 Omnibus Plan. The Proposed Amendment would increase the number of shares authorized and reserved for issuance under the 1999 Omnibus Plan to 700,000. Under the 1999 Omnibus Plan, we are permitted to issue options for shares of Common Stock that either have been authorized but unissued, as well as options for shares we reacquire, including shares purchased on the open market. The unexercised, unearned or yet-to-be acquired portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Awards under the 1999 Omnibus Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards.

     Nothing in the l999 Omnibus Plan or in any Award granted pursuant to it confers upon any participant any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the employment of any person at any time.

     The holder of an Award granted pursuant to the 1999 Omnibus
Plan does not have any of the rights or privileges of a stockholder, except with respect to shares that have actually been issued.

Administration
--------------

     The 1999 Omnibus Plan is administered by the Stock Option Committee of the Board, which must be comprised solely of at least two non-employee directors, unless the board elects to opt-out of this committee requirement. The Stock Option Committee may, but is not required to be, the same as the Compensation Committee of the Board. The Stock Option Committee currently consists of Messrs. Griner (Chairman) and S. K. Upfield. The Stock Option Committee has full authority, in its discretion, to:

              *     select the persons to whom Awards  will
                    be granted;

              *     grant  Awards  under the  1999  Omnibus
                    Plan;

              * determine the number of shares to be covered by each Award;

              * determine the nature, amount, pricing, timing and other terms of the Award;

              *    interpret, construe and implement the
                   provisions of the 1999 Omnibus Plan (including the authority to adopt rules and regulations for carrying out the purposes of the plan); and

              *    terminate, modify or amend the 1999 Omnibus Plan.


Eligibility
-----------

     Key employees (including employees who are also directors or officers), directors and certain consultants of the Company are eligible to be granted Awards under the 1999 Omnibus Plan at the discretion of the Stock Option Committee. In determining the eligibility of any employee, as well as in determining the number of shares to be covered by an Award and the type or types of Awards to be made, the Stock Option Committee may consider: the position, responsibilities and importance of the participant to the Company; and such other factors as the Stock Option Committee deems relevant.

Awards
------

     Stock Options. Incentive stock options and non-qualified stock options may be granted for such number of shares of Common Stock as the Stock Option Committee determines, except that no participant may be granted options to acquire more than 150,000 shares of Common Stock in any one calendar year.

     The exercise price for each stock option is determined by the Stock Option Committee. Stock options must have an exercise price of at least 100% (or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock) of the fair market value of the Common Stock on the date the stock option is granted. Under the 1999 Omnibus Plan, fair market value of the Common Stock for a particular date will generally be the average of the closing bid and asked prices per share for the stock as quoted by The Nasdaq SmallCap Market on such date.

     No stock option may be exercised after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock). Pursuant to the 1999 Omnibus Plan, the aggregate fair market value of the Common Stock for which one or more incentive stock options granted to any participant may for the first time become exercisable as incentive stock options under the federal tax laws during any one calendar year shall not exceed $100,000.

     A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to the Company specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the participant in cash or by such other means as the Stock Option Committee may authorize. Fractional shares are not to be issued upon exercise of a stock option. The Stock Option Committee may grant reload stock options in tandem with stock options that provide for an automatic grant of a stock option in the event a participant pays the exercise price of a stock option by delivery of Common Stock.

     The Stock Option Committee may, in its discretion, at any time after the grant of a stock option, accelerate vesting of such option as a whole or in part by increasing the number of shares then purchasable. However, the Stock Option Committee may not increase the total number of shares subject to an option.

     Subject to the foregoing and the other provisions of the 1999 Omnibus Plan, stock options may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Stock Option Committee.

     Restricted Stock. Restricted stock may be awarded by the Stock Option Committee subject to such terms, conditions and restrictions as it deems appropriate. Restrictions may include limitations on voting rights and transferability of the shares, restrictions based on the duration of employment or engagement with the Company, and Company or individual performance. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire. In this regard, the Secretary of the Company or such other escrow holder as the Stock Option Committee may appoint shall retain physical custody of each certificate representing restricted stock until all restrictions imposed under the applicable Award agreement shall expire or be removed.

     The Stock Option Committee may require a participant to pay the Company an amount at least equal to the par value of the Common Stock awarded to the participant. Subject to any limitations imposed by the applicable Award agreement, from the date a participant becomes the holder of record of restricted stock, a participant has all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

     The 1999 Omnibus Plan provides that to the extent the Stock Option Committee elects to grant an Award of restricted stock, the Award agreement applicable thereto shall, except in certain specified situations, provide the Company with the right to repurchase the restricted stock then subject to restrictions immediately upon a termination of employment or engagement for any reason whatsoever at a cash price per share equal to the price paid by the participant for the restricted stock.

     Unrestricted Stock. The Stock Option Committee may, in its discretion, grant an Award of unrestricted stock to any eligible participant, pursuant to which such participant may receive shares of Common Stock free of any vesting restrictions under the 1999 Omnibus Plan. The Stock Option Committee may also sell shares of unrestricted stock to eligible participants at a purchase price determined in its discretion. Unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

     Each participant who has made an election to receive shares of unrestricted stock will have the right to defer receipt of up to 100% of such shares in accordance with rules established by the Stock Option Committee for that purpose and such election shall be effective on the later of six months and one day from the date of such election or the beginning of the next calendar year. The deferred unrestricted stock shall be entitled to receive dividend equivalent rights (as described below) settled in shares of Common Stock.

     Performance Stock Awards. The Stock Option Committee may make performance stock awards under the 1999 Omnibus Plan based upon terms and conditions it deems appropriate. The Stock Option Committee may make performance stock awards independent of or in connection with the granting of any other Award under the 1999 Omnibus Plan. The Stock Option Committee, in its discretion, shall determine whether and to whom performance stock awards shall be made, the performance criteria applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. The Stock Option Committee may utilize any of the following performance criteria when granting performance stock awards:

     *    net income;

     *    pre-tax income;

     *    operating income;

     *    cash flow;

     *    earnings per share;

     *    return on equity;

     *    return on invested capital or assets;

     *    cost reductions or savings;

     *    funds from operations;

     * appreciation in the fair market value of the Common Stock;

     *    earnings before any one or more of the following:
          interest, taxes, depreciation or amortization; and

     * such other criteria deemed appropriate by the Stock Option Committee.


     A participant receiving a performance stock award shall have the rights of a stockholder only as to shares actually received by the participant and not with respect to shares subject to the Award but not actually received. At any time prior to the participant's termination of employment (or other business relationship) by the Company, the Stock Option Committee may, in its discretion, accelerate, waive or, subject to the other provisions of the 1999 Omnibus Plan, amend any and all performance criteria specified under any performance stock award.

     Dividend Equivalent Rights. The Stock Option Committee may, in its discretion, grant Awards of dividend equivalent rights to eligible participants in the 1999 Omnibus Plan. Dividend equivalent rights permit a participant to receive credits based on cash dividends that would be paid on the shares of Common Stock specified in the dividend equivalent right (or other Award to which it relates) if such shares were held by the participant. Dividend equivalents credited to the holder of any dividend equivalent rights may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Dividend equivalent rights may be settled in cash, shares of Common Stock, or a combination of both.

     Stock Appreciation Rights. The Stock Option Committee may, in its discretion, grant stock appreciation rights to participants in the 1999 Omnibus Plan. Stock appreciation rights entitle the holder, upon exercise of the right, to receive cash, Common Stock or a combination of both from the Company equal to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares of Common Stock covered by the stock appreciation right, or portion thereof, which is exercised. The 1999 Omnibus Plan specifically contemplates the granting of either Coupled Stock Appreciation Rights, or CSARs, which are related to a particular stock option and are only exercisable when and to the extent the related stock option is exercisable and Independent Stock Appreciation Rights, or ISARs, which are unrelated to any stock option.

     Stock appreciation rights may be granted in tandem with any other Award under the 1999 Omnibus Plan. In the event a CSAR is granted, it will be exercisable only to the extent the related stock option is exercisable. The exercise of the CSAR will result in the termination, to the extent of such exercise, of the related stock option and vice versa.

Effect of Termination
---------------------

     Unless provided otherwise in writing (which may be entered into at any time before or after termination of employment of the participant), in the event of the termination of a participant's engagement, all of the participant's unvested Awards shall terminate and all of the participant's unexercised Awards shall expire and become unexercisable as of the earlier of:

     * the date such Awards would have expired in accordance with their terms had the participant remained employed or otherwise engaged by the Company;

     * six months after the participant's engagement is terminated as a result of death or permanent disability; and

     * ninety days after the participant's engagement is terminated for any other reason.

     The Stock Option Committee may, in its discretion, designate shorter or longer periods to exercise Awards following a participant's termination of engagement; however, any shorter periods shall be effective only if provided for in the Award agreement or is otherwise consented to by the affected participant. Awards may only be claimed to the extent that installments thereof had become exercisable on or before the date of termination of the engagement. Further, the Stock Option Committee may, in its discretion, elect to accelerate the vesting of all or any portion of any Awards that had not vested prior to the date of termination.

Non-Transferability
-------------------

     No Award made under the 1999 Omnibus Plan may be sold, pledged or otherwise assigned in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Stock Option Committee, pursuant to a qualified domestic relations order, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

Adjustment
----------

     In general, the aggregate number of shares as to which Awards may be granted to participants under the 1999 Omnibus Plan, the number and kind of shares thereof covered by each outstanding Award, and/or the price per share thereof in each such Award will, upon a determination of the Stock Option Committee, all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from an increase, decrease or exchange in the outstanding shares of Common Stock or additional shares or new or different shares are distributed in respect of such shares of Common Stock, through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares.

     Fractional interests will not be issued upon any adjustments made by the Stock Option Committee; however, the committee may, in its discretion, make a cash payment in lieu of any fractional shares of Common Stock issuable as a result of such adjustments.

Change in Control
-----------------

     The 1999 Omnibus Plan provides that, in the event of a change in control of the Company, outstanding Awards, whether or not vested, shall automatically terminate unless:

     *    the  1999 Omnibus Plan is continued and the outstanding
          Awards assumed;

     * the outstanding Awards are substituted with new awards covering the securities of a successor entity; or

     *    the Board of the Company has otherwise provided for:

          o the acceleration of the vesting of the Awards and/or

          o    the cancellation of the Awards and their automatic
               conversion   into  the  right   to   receive   the
               consideration payable to the holders of the Common
               Stock as a result of the change in control

     If the Awards terminate because none of the preceding actions were provided for, then each participant shall have the right, prior to the change in control event, to exercise the participant's Awards to the fullest extent, including any installments which had not previously vested.

Amendment and Termination of the Plan
-------------------------------------

     The 1999 Omnibus Plan terminates on October 28, 2009. The Stock Option Committee has the authority to suspend, discontinue, revise or amend the plan and the plan as so revised or amended will govern all Awards granted thereunder, including those granted before such revision or amendment. The 1999 Omnibus Plan acknowledges, however, that no revision or amendment, including the Proposed Amendment, will function to alter, impair or diminish any rights or obligations under any Award previously granted (without the consent of the affected participants).

Federal Income Tax Consequences
-------------------------------

     The following is a brief summary of the principal federal income tax consequences of the grant and exercise of Awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. RECIPIENTS OF AWARDS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS WITH REGARD TO ALL TAX CONSEQUENCES ARISING WITH RESPECT TO THE AWARDS.

     Tax Withholding. If a distribution is made under the 1999 Omnibus Plan in cash, the Company will withhold taxes as required by law. If an Award is satisfied in the form of shares of the Common Stock, then no shares may be issued unless and until arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations applicable with respect to such Award.

     Limit on Deductibility of Certain Awards. Company deductions for Awards granted under the 1999 Omnibus Plan are limited by
Section 162(m) of the Internal Revenue Code of 1986 (the "Code") which generally limits the Company's deduction for non-performance based compensation to $1.0 million per year for the Company's CEO and its other four most highly compensated officers. The Company has not paid any compensation to any executive officer that was not deductible by reason of the prohibition of Section 162(m).

     Incentive Stock Options. Pursuant to the 1999 Omnibus Plan, employees may be granted stock options which are intended to qualify as "incentive stock options" under the provisions of
Section 422 of the Code. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option will result in an item of adjustment, for alternative minimum tax purposes, in an amount equal to the excess of the fair market value of the shares received over the exercise price. Therefore, the optionee's alternative minimum tax liability could increase as a result of such an exercise.

     If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on the length of time the optionee held the shares.

     If the exercise price of an incentive stock option is paid in whole or in part with shares of Common Stock, no income gain or loss generally will be recognized by the optionee with respect to the shares of Common Stock paid as the exercise price. However, if such shares of Common Stock were received upon the exercise of an incentive stock option, the use of those shares as payment of the exercise price will be considered a disposition for purposes of determining whether there has been a disqualifying disposition of those shares.

     Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

     Non-Qualified Stock Options. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a non-qualified stock option is paid in whole or in part with shares of Common Stock, (i) no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price, and (ii) no income, gain or loss will be recognized by the optionee with respect to the shares of Common Stock paid as the exercise price of the option. The fair market value of the remainder of the shares received upon exercise of the non-qualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

     Reload Option Rights. An optionee should not recognize any taxable income for federal income tax purposes upon receipt of reload option rights, and a reload option should be treated as a non-qualified stock option.

     Restricted Stock. A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the Award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the shares on the date of the Award (less the amount paid by the recipient for such shares), determined without regard to the restrictions. If the recipient does not make a
Section 83(b) election, the fair market value of the shares on the date the restrictions lapse (less the amount paid by the recipient for such shares) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

     Unrestricted Stock. Any shares of common stock received pursuant to an Award of unrestricted stock will be treated as compensation income received by the recipient generally in the year in which the recipient receives such shares. In each case, the amount of compensation income received will equal the fair market value of the shares of Common Stock on the date compensation income is recognized (less the amount, if any, paid by the recipient for such shares). The Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation income received by the recipient.

     Performance Stock Awards. A recipient of a performance stock award will not recognize any taxable income for federal income tax purposes upon receipt of the Award. Any shares of Common Stock received pursuant to the Award will be treated as compensation income received by the recipient generally in the year in which the recipient receives such shares of Common Stock. The amount of compensation income will equal the fair market value of the shares of Common Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

     Dividend Equivalent Rights. A recipient of an Award of dividend equivalent rights will not recognize any taxable income for federal income tax purposes upon receipt of the Award. Any cash received pursuant to the Award will be treated as compensation income received by the recipient generally in the year in which the recipient receives such cash. The amount of compensation income will equal the amount of cash received. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

     Stock Appreciation Rights. Recipients of stock appreciation rights do not recognize income upon the grant of such rights. When a participant elects to receive payment on an SAR, the participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of Common Stock received, and the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

     Golden Parachute Tax Treatment. Under the "golden parachute" provisions of the Internal Revenue Code, the exercise by a recipient of a stock option, the lapse of restrictions on restricted stock, or the deemed earnout of performance stock awards, in each case as the result of the occurrence of a change of control of the Company, may result in: (1) a 20% federal excise tax (in addition to federal income tax) to the recipient on certain "excess parachute payments" of Common Stock or cash resulting from such exercise or deemed earnout of performance stock awards or, in the case of restricted stock, on a portion of the fair market value of the shares on the date the restrictions lapse; and (2) the loss of a compensation deduction on such excess parachute payments, which would otherwise be allowable to the Company or one of its subsidiaries.

Awards Granted Under the 1999 Omnibus Plan
------------------------------------------

     Presently, approximately twenty persons would be eligible to be considered for Awards under the 1999 Omnibus Plan.

     As of August 31, 2002, the end of our most recently completed fiscal year, we had granted options for 94,500 shares of the 175,000 shares authorized for issuance under the 1999 Omnibus Plan. No other types of Awards have as yet been granted under the 1999 Omnibus Plan. The following chart contains information about these option grants

                                                           Number of
                                                          securities
                       Number of                           remaining
                    Securities to be                     available for
                      issued upon     Weighted-average   future issuance
                      exercise of    exercise price of  under the equity
                     outstanding       outstanding        compensation
     Plan              options           options             plan
-----------------   ---------------  -----------------  --------------
1999 Omnibus Plan       94,500             $1.50             80,500

     The Proposed Amendment to the 1999 Omnibus Plan would
provide for the issuance of options for an additional 525,000 shares (the "New Plan Shares").  While it is not possible to precisely determine the exact number of New Plan Shares that will be awarded in the future to any particular individual or group of individuals, we have either allocated or granted, subject to stockholder approval of the Proposed Amendment, options for
certain of the New Plan Shares to the following individuals or groups:
                                                                 Number of
                  Name and Position                               Options
-----------------------------------------------------------     -----------

Richard N. Anderson - Chief Executive Officer..............             0
William Y. Tauscher - Chairman of the Board................             0
E.R. Buford - Former Chief Executive Officer...............             0
R.L Delozier-  Former Secretary, Treasurer & Acting
  Chief Financial Officer..................................             0
All current executive officers as a group..................       260,000
All current directors who are not executive officers
  as a group...............................................             0
All employees, including all current officers who are
  not executive officers, as a group.......................       140,000


          STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board for the Annual Meeting of Stockholders of the Company to be held in 2004 must submit such proposals so as to be received by the Company at its principal executive offices located at 1190 West Oleander Avenue, Perris, California, on or before September 1, 2003.

                 INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has appointed Weaver & Tidwell LLP as the independent auditors of the Company for the fiscal year ending August 31, 2003. Weaver & Tidwell LLP also acted as the Company's independent auditors for the fiscal year ended August 31, 2002, while Ernst & Young acted as our independent auditors for fiscal years 2001 and 2000, until their resignation on June 28, 2002. Weaver & Tidwell will not have a representative in attendance to make a statement or respond to questions at the annual meeting of stockholders to be held February 13, 2003.

Audit Fees
----------

     For the fiscal year 2002, Weaver & Tidwell billed the Company an aggregate of $64,043 for professional services rendered for the audit of the Company's financial statements for such period and the reviews of the quarterly financial statements included in the Company's 10-K, and Ernst & Young billed the Company an aggregate of $23,000 for professional services rendered in connection with the Company's 10-Qs and 10-K filed with the Securities and Exchange Commission for fiscal year 2002.

All Other Fees
--------------

     For the fiscal year 2002, Weaver & Tidwell billed the Company $7,010 for tax preparation and other tax related services
(the "Tax Services").  In addition, Ernst & Young billed the
Company $825 during fiscal year 2002 for miscellaneous consulting services (the "Consulting Services").

     The Audit Committee has determined that the provision of the Tax Services and the Consulting Services is compatible with maintaining the independence of respectively, Weaver and Tidwell and Ernst & Young.

                          OTHER MATTERS

     It is intended that, as to any other matter of business which may be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the discretion of the person or persons voting the same. In the event a quorum is present at the meeting but sufficient votes to approve any of the items proposed by the Board have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares of Common Stock represented at the meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they have been authorized to vote on any other business properly before the meeting in favor of such an adjournment. The Board does not know of any other matters which are to be presented for action at the meeting. However, if other matters properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board,

William Y. Tauscher
Chairman of the Board

Date:  December 30, 2002

                                                        Exhibit A
                                                        ---------

                       AMENDMENT NO. 1 TO
                          TEMTEX, INC.
                  1999 OMNIBUS SECURITIES PLAN


     Upon the approval of a majority of common stockholders of Temtex Industries, Inc. (the "Company"), the 1999 Omnibus
Securities Plan (the "Plan") of Temtex Industries, Inc. the
Company is hereby amended in the following respects:

     1. Section 3.1 of the Plan is hereby amended to read as follows:

               3.1  Number of Shares. The maximum number of
               shares of Common Stock reserved and available for issuance under this Plan shall be 700,000 subject to adjustment as set forth in Section 3.4.

     2. In all other respects, the Plan shall remain unamended and in full force and effect.

     IN WITNESS WHEREOF, the undersigned officer of Temtex
Industries, Inc. has executed this Amendment No. 1 to be effective as provided above.


                                   TEMTEX INDUSTRIES, INC.


                                   By:___________________________
                                   Title:________________________

                     TEMTEX INDUSTRIES, INC.

             Proxy Solicited on Behalf of the Board
               For Annual Meeting of Stockholders,
                        February 13, 2003

     The undersigned hereby constitutes and appoints William Y. Tauscher and Richard N. Anderson and either of them, each with full power of substitution and revocation, as the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of Stockholders of Temtex Industries, Inc. (the "Company"), to be held at the Riverside Marriott, Embassy Room at 3400 Market Street, Riverside, California 92501, at 10:00 a.m. Pacific Standard Time, on February 13, 2003, and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned with all powers the undersigned would possess if personally present at the meeting.

(1)  Election of Directors
                                   Name of Nominees:
                     *    James E. Upfield    *    William Y Tauscher
                     *    Richard W. Griner   *    Richard N. Anderson
                     *    Scott K. Upfield    *    David Dalton

FOR       [   ]     All nominees named (except as
                    marked to the contrary)

WITHHOLD  [   ]     Authority to vote for all nominees
                    named

     Instruction: To withhold authority to vote for any individual nominee, write the name, or names, of such nominee on the following lines:

                  _____________________________
                  _____________________________

(2)  Amendment of the Temtex 1999 Omnibus Securities Plan

       FOR  [   ]     AGAINST   [   ]     ABSTAIN   [   ]

(3) In their discretion to vote upon such other business as may properly come before the meeting.

             (continued and to be signed on reverse)

Please sign exactly as name appears below. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:___________________


__________________________
Signature


_______________________________________________
Signature (if held jointly)

            No postage is required if returned in the enclosed envelope and mailed in the United States.

         Stockholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.